UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2014

PLASMATECH BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517, Dallas, TX                                                                                                75219
       (Address of principal executive offices)                                                                                                (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On December 1, 2014, the Company entered into an Unsecured Grid Note, for up to $250,000 with SCO Capital PArtners LLC. As of December 3, 2014 we have drawn a total of $150,000. The interest rate is 8% per annum and the maturity date is November 30, 2015 unless a financing of at least $5,000,000 occurs, then the note is required to be paid in full on such date, or earlier upon the closing of a financing.

The foregoing description of the unsecured grid note is qualified in its entirety by reference to the available text of the unsecured grid note, a copy of which is filed as Exhibit 10.35 with this Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.35	Unsecured Grid Note $250,000, dated December 1, 2014 by and betwwwn the Company and SCO Capital Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlasmaTech Biopharmaceuticals, Inc.
(Registrant)

By:   /s/ Harrison Wehner
       ------------------------------
                                                                                                   Harrison Wehner
       President and
       Chief Financial Officer

Date:  December 3, 2014

EXHIBIT INDEX

Exhibit Number

10.35	Unsecured Grid Note $250,000, dated December 1, 2014 by and betwwwn the Company and SCO Capital Partners LLC.